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                                                                  EXHIBIT 23.6

[THE ADS GROUP LETTERHEAD]

                                          September 3, 1997

To whom it may concern:

Pursuant to rule 438 under the rules and regulations promulgated under the Securities Act of 1933, as amended, I hereby consent to becoming a Director of Advanced NMR Systems, Inc. and the use of my name in the Joint Proxy Statement.

                                          Very truly yours,

                                          /s/ Susan S. Bailis
                                          -------------------
                                          Susan S. Bailis

SSB/cap